Exhibit 4.04
[March/April Closings]
UNIT SUBSCRIPTION AGREEMENT

Lifevantage Corporation

To:	Lifevantage Corporation
Attn: Brad Amman
1449 W. Littleton Blvd.
Suite 200
Littleton, Colorado 80120

via facsimile transmission: (303) 797-9688
     This Subscription Agreement (the “Agreement”) is made between Lifevantage Corporation (the “Company”), and the undersigned prospective purchaser (the “Purchaser”) who is subscribing hereby for       Units. Each Unit consists of (1) 50,000 shares of Common Stock at a price per share of $0.20 per share, and (2) a warrant to purchase 50,000 shares of Common Stock of the Company at $0.50 per share, substantially in the form attached hereto as Exhibit C (the “Warrant” or collectively “Warrants”). The purchase price is $10,000 per Unit (the “Purchase Price”). The Company is offering up to $2,000,000 of the Units with an option to offer an additional $500,000 of the Units in the Company’s discretion (the “Offering”). Closings and Settlements of one or more subscriptions may occur from time to time at the discretion of the Company at any time prior to March 6, 2009 (“Closing Date”). The Company may extend the offering period beyond the Closing Date at the discretion of the Company. This subscription is submitted to you in accordance with, and subject to, the terms and conditions described in this Agreement.
     In consideration of the Company’s agreement to sell the Units to the Purchaser upon the terms and conditions contained herein, the Purchaser agrees and represents as follows:
A. Terms of Subscription.
     1. Subject to the terms herein, the Purchaser hereby irrevocably subscribes for and agrees to purchase the number of Units set forth on Exhibit B hereto at a Purchase Price of $10,000 per Unit (the “Subscription”). The Purchaser agrees to make payment in the manner set forth on Exhibit A hereto or otherwise designated by the Company in the full amount of the Purchase Price of the Units for which the Purchaser is subscribing and take delivery of the Units.
     2. Upon settlement of the Subscription, including receipt by the Company of the Purchase Price (“Settlement”), the portion of the Subscription accepted by the Company will be issued in the name of the Purchaser, and the name of the Purchaser will be entered on the record books of the Company as the record owner of such Units. The Company, its agents or assigns will deliver to the Purchaser a stock certificate and Warrant representing the Units purchased.
     3. The Purchaser hereby agrees to be bound thereby upon the (i) execution and delivery to the Company of this Agreement and (ii) acceptance by the Company of the Purchaser Subscription.

     4. The Purchaser agrees that the Company may, directly or through an agent, in its sole and absolute discretion and for any reason whatsoever, reduce the Purchaser’s Subscription to any number of Units, including zero, that in the aggregate does not exceed the number of Units hereby applied for without any prior notice to or further consent by the Purchaser, and in order to facilitate the collection of Subscriptions, the Company may also, directly or through an agent, amend the Settlement dates, not to exceed the date set forth in Section A(5) below.
     5. Settlement shall occur once the Subscription has been accepted by the Company and the conditions thereto set forth in this Agreement have occurred. The Company retains the right to reject the Subscription in whole or in part or to terminate this Agreement at any time and for any reason prior to Settlement.
B. Purchaser’s Representations. In connection with the Purchaser’s purchase of the Units, the Purchaser makes the following representations and warranties on which the Company and the Company’s legal counsel are entitled to rely:
     1. The Subscription and subsequent private placement is being conducted pursuant to one or more exemptions from the securities registration requirements provided by the rules promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). To qualify for the Subscription and subsequent private placement the Purchaser must be an Accredited Investor. The Purchaser hereby represents that the Purchaser is an Accredited Investor as such term is defined in Regulation D under the Securities Act, for the following reason(s) (Please initial one or more):
☐ (i) If an individual, the Purchaser has a net worth, either individually or upon a joint basis with the Purchaser’s spouse, of at least $1,000,000 (within the meaning of such terms as used in the definition of “accredited investor” contained in Rule 501 under the Securities Act).
☐ (ii) If an individual, the Purchaser has had an individual income in excess of $200,000 for each of the two most recent years, or a joint income with the Purchaser’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.
☐ (iii) The Purchaser is an irrevocable trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.
☐ (iv) The Purchaser is a corporation, business trust or limited liability company, not formed for the purpose of acquiring an Interest, or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, in each case with total assets in excess of $5,000,000.
☐ (v) The Purchaser is a director or executive officer of the Company.
☐ (vi) The Purchaser cannot make any of the representations set forth in clauses (i) through (v) above.
     2. The Purchaser has such knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units and to make an informed decision relating thereto. The Purchaser has the financial capability to make and protect itself from the investment and can afford a complete loss of the investment. The investment is a suitable one for the Purchaser.
     3. The Purchaser acknowledges that it is not purchasing the Units as a result of any General Solicitation or General Advertising (as such terms are used and defined in Rule 502(c) of Regulation D under the Securities Act) and the Purchaser is acquiring the Units for the Purchaser’s own account, for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof, nor with an intention of distributing or selling the Units and further still, the Purchaser understands that the Units have not been registered under the Securities Act or the securities laws of any state.

     4. The Purchaser represents and warrants that if required by applicable securities legislation, regulatory policy or order by any securities commission, stock exchange or other regulatory authority, it will execute, deliver, file and otherwise assist the Company in filing reports, questionnaires, undertakings, and other documents with respect to the issuance of the Units.
     5. The Purchaser understands that the Company has not made any assurances that any market will ever exist for the Units and that, even if any market exists in the future, the Purchaser may not readily be able to sell the Units on said market.
     6. The Purchaser represents and warrants that it is entitled to subscribe for the Units under the laws of all relevant jurisdictions which apply to it, and that it has not taken any action or omitted to take any action which will or may result in the Company or any of its respective directors, officers, agents, employees or advisers acting in breach of the legal and regulatory requirements of any jurisdiction in connection with the placement or your acceptance of the Units.
     7. The Purchaser represents and warrants that it is resident in the state or country (if outside the United States) set forth below and is receiving the Units in that state or country (outside the United States).
     8. The Purchaser represents that the amounts to be invested by it in the Units were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Purchaser’s identity to OFAC.
     9. The Purchaser acknowledges that the representations and warranties contained in this Agreement are made by it, and each person for which the Purchaser is acting, with the intent that they may be relied upon by the Company and its agents in determining its eligibility to purchase the Units.
     10. The Purchaser represents and warrants that it is authorized by each person for which it is acting, if any, (i) to acquire the Units under the terms and conditions described herein and (ii) to execute and deliver this letter on behalf of each such person.
     11. The Purchaser is aware that this investment may not be readily liquidated in case of a financial emergency and that the Units being purchased may have to be held for an indefinite period of time. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. In view of such facts, the Purchaser has adequate means of providing for any current needs, anticipated future needs and possible contingencies and emergencies and has no need for liquidity in the investment in the Units. The Purchaser is able to bear the economic risk of this investment, including a complete loss of its investment or the possibility that there may never be any liquidity in this investment.12. The Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this transaction, and the finances, operations, business and prospects of the Company.  The Purchaser has also had the opportunity to ask questions and obtain additional information necessary to verify the accuracy of information furnished about the Company.  Accordingly, the Purchaser has independently evaluated the risks of purchasing the Units, and the Purchaser has received information with respect to all matters which the Purchaser considers material to the Purchaser’s decision to make this investment.
     12. The Purchaser hereby represents that the Purchaser has been furnished by the Company during the course of this transaction with all information regarding the Company which the Purchaser has reasonably requested or desired to know and has received any such information which the Purchaser has requested. In making the decision to invest in the Units, the Purchaser has relied solely upon the information contained in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). To the extent necessary, the Purchaser has retained, at its own expense, and relied upon the advice of appropriate professionals regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Units hereunder. 14. The Purchaser has carefully considered the potential risks relating to the Company and a purchase of the Units, including but not limited to, those risks identified in the Company’s annual report on Form 10-KSB for the year ended June 30, 2008 (the “Annual Report”), and has received all of the information the Purchaser deems necessary to assess the risks inherent in an investment in the Company’s Units. The Purchaser is aware that no public market exists for the Units and that the Units may not be sold without compliance with applicable federal and state securities laws. The Purchaser understands that the Company has made no assurances that a public market will ever exist for the Units and that, even if a public market exists in the future, the Purchaser may not readily be able to sell the Units. The Purchaser has considered each of these risks regarding an investment in the Company and the Units, and has carefully reviewed the description of certain risk factors described in the Annual Report. The Purchaser understands that the risks described in the Annual Report are not a complete list of risks involved in an investment in the Company. This is a speculative investment. Many of the factors which may affect the Company are subject to change or are not within the control of the Company, and the extent to which such factors could adversely affect the value of the Units is not currently ascertainable.
     13. The Purchaser represents and warrants that the foregoing representations and warranties are true at the time of Settlement with the same force and effect as if they had been made by it at the time of Settlement and that they shall survive the purchase of the Units and shall continue in full force and effect notwithstanding any subsequent disposition of the Units.
C. Forward Looking Statements. This Agreement and the information in the Company’s periodic reports filed with the SEC contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. The Purchaser acknowledges that all forward-looking statements are the Company’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Purchaser further acknowledges that by making these forward-looking statements, the Company is not intending to become obligated to update or revise any forward-looking statements whether as a result of new information, future events or other changes and that the Purchaser has not placed undue reliance on any forward-looking statements, which speak only as of the date of the report or document containing the statements.
D. Restrictions on Transfer.
     i. The Purchaser agrees not to make any disposition of all or any portion of the Common Stock or Warrant comprising the Units or the shares of the Common Stock underlying the Warrant (collectively, the “Securities”) unless and until:

          (a) there is then in effect a registration statement under the Securities Act of 1933, as amended, or other applicable law covering such proposed disposition and such disposition is made in accordance with such registration statement; or
          (b) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) the Purchaser shall have notified the Company of the proposed disposition, shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.
     ii. Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by the Purchaser that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Purchaser, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to such individual’s family member or trust for the benefit of such individual; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were the Purchaser hereunder.
     (iii) The Purchaser understands that until the Securities have been registered under the Securities Act and applicable state securities laws the following legend is applicable and each certificate representing such Securities shall bear a legend substantially similar to the following:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, HAVE BEEN ACQUIRED FOR INVESTMENT, AND DATE NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE LAW IS IN EFFECT WITH REGARD THERETO OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
E. No Regulatory Approval of Merits. The Purchaser understands that neither the SEC nor the commissioner or any department of securities or attorney general of any state has passed upon the merits or qualifications of, nor recommended nor approved, the Securities. Any representation to the contrary is a criminal offense.
F. Independent Advice. The Purchaser understands that the Purchaser is urged to seek independent advice from professional advisors relating to the suitability for the Purchaser of an investment in the Company in view of the Purchaser’s overall financial needs and with respect to the legal and tax implications of such an investment.
G. Indemnification.
     1. The Purchaser understands the meaning and legal consequences of this Agreement and agrees to indemnify and hold harmless the Company and each director and officer thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Purchaser contained in this Agreement. Specifically, legal fees, interest regarding any trades that have not settled and all other reasonable expenses will be available to the Company in the event this Agreement is breached in any manner whatsoever.

     2. If for any reason the foregoing indemnification is unavailable to the Company and each director and officer thereof or it is insufficient to hold the Company and each director and officer thereof harmless, then the Purchaser shall contribute to the amount paid or payable by the Company and each director and officer thereof as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Purchaser on the one hand and the Company and each director and officer thereof on the other hand but also the relative fault of the Purchaser and the Company and each director and officer thereof, as well as any relevant equitable considerations provided that the Purchaser shall in any event contribute to the amount paid or payable by the Company and each director and officer thereof as a result of such expense, loss, claim, damage or liability.
H. Authority and Noncontravention. The execution and performance hereof violates no order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which the Purchaser is bound. If an organization, (i) the Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it has been formed; (ii) the Purchaser has the right and power under its organizational instruments to execute, deliver and perform its obligations hereunder; and (iii) this Agreement has been duly authorized by all necessary action on the part of all officers, directors, partners, stockholders and trustees and will not violate any agreement to which the Purchaser is a party; and (iv) the individual executing and delivering this Agreement has the requisite right, power, capacity and authority to do so on behalf of the organization. The Purchaser has not been organized for the purpose of subscribing for the Units.
I. Duration and Restrictions on Trading. The Purchaser understands that the Purchaser may not cancel, terminate or revoke this Agreement or any agreement made by the Purchaser hereunder and that this Agreement shall survive the Purchaser’s death or disability and shall be binding upon the Purchaser’s heirs, executors, administrators, successors and assigns. The Purchaser and its affiliates thereof will not trade in the Company’s Common Stock until the earlier of (i) the announcement of the closing of the transactions contemplated hereby or (ii) the termination of the offering by the Company.
J. Representations By The Company.
     The Company hereby represents and warrants to the Purchaser that:
     1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Colorado and has full corporate power and lawful authority to conduct its business as it is currently being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the properties owned, leased or operated by it, makes such qualification or licensing necessary and where the failure to be so qualified or licensed would have a material adverse effect upon the business or financial condition of the Company.
     2. Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Units and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Units have been duly and validly authorized and, upon the issuance and delivery thereof and payment therefor as contemplated by this Agreement, will be free and clear of liens, duly and validly authorized and issued, fully paid and nonassessable. The issuance and sale of the Units contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person that have not been properly waived or complied with.
     3. No Conflict; Governmental Consents.
          (a) The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby and the offer and sale of the Units will not, to the knowledge of the Company, result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation and bylaws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject where such default would have a material adverse effect upon the business, prospects or financial condition of the Company, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.
          (b) No consent, waiver, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issuance and sale of the Units, except such filings as may be required to be made, and which shall have been made at or prior to the required time, with any state or foreign blue sky or securities regulatory authority.
K. Additional Shares of Common Stock.
     1. Qualifying Dilutive Issuance. If at any time or from time to time on or before March 6, 2011 the Company issues or sells, or is deemed by the express provisions of this Section K to have issued or sold, Additional Shares of Common Stock (as defined below) for a price below $0.20 per share (the “Issue Price”), then and in each such case, the Company shall issue to the Purchaser for no additional consideration (provided, however, that a portion of the Purchase Price in an amount equal to the par value of each share of Common Stock issued under this Section K shall be deemed allocated to such issuance) within ten (10) days of such issuance that number of shares of the Company’s Common Stock such that the aggregate number of shares of Common Stock issued to the Purchaser under this Agreement after such adjustment shall be equal to the aggregate number of shares of Common Stock purchased by the Purchaser at the Issue Price under this Agreement at the Closing multiplied by the Adjustment Ratio (as defined below); provided, however, that if the Company issues or sells Additional Shares of Common Stock for a price below $0.10 per share, the Company shall only be required to issue to the Purchaser shares of the Company’s Common Stock under this Section K.1 as if such Additional Shares of Common Stock were issued or sold at $0.10 per share.
     For the purposes of this Section K, the “Adjustment Ratio” shall mean a fraction:
                                   (A) the numerator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued, and
                                   (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Issue Price.

For the purposes of this Section K, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding and (B) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.
     2. Additional Shares of Common Stock. “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section K, other than “Excluded Securities.” “Excluded Securities” shall mean:
          (a) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements;
          (b) shares of Common Stock issued pursuant to the exercise of convertible securities outstanding on the Closing Date;
          (c) shares of Common Stock or convertible securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board of Directors of the Company;
          (d) shares of Common Stock or convertible securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial or lending institution approved by the Board of Directors of the Company; and
          (e) any Common Stock or convertible securities issued in connection with strategic transactions involving the Company and other entities, including joint ventures, manufacturing, marketing or distribution arrangements or technology transfer or development arrangements approved by the Board of Directors of the Company.
L. Right of First Refusal.
     1. Subsequent Offerings. Subject to applicable securities laws, the Purchaser shall have a right of first refusal to purchase its pro rata share of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the Closing Date, other than the Equity Securities excluded by Section L(5) below. The Purchaser’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon the exercise of outstanding warrants or options) of which the Purchaser is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other equity security of the Company or (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock or Preferred Stock or other equity security (including any option or warrant to purchase Common Stock or Preferred Stock or other equity security).
     2. Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give the Purchaser written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Purchaser shall have ten (10) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to the Purchaser if such offer or sale would cause the Company to be in violation of applicable federal securities laws.

     3. Sale Without Notice.  In lieu of giving notice to the Purchaser prior to the issuance of Equity Securities as provided in Section L(2), the Company may elect to give notice to the Purchaser within thirty (30) days after the issuance of Equity Securities.  Such notice shall describe the type, price and terms of the Equity Securities. The Purchaser shall have fifteen (15) days from the date of receipt of such notice to elect to purchase up to the number of shares that would, if purchased by the Purchaser, maintain the Purchaser’s pro rata share (as set forth in Section L(1)) of the Company’s equity securities.  The closing of such sale shall occur within sixty (60) days of the date of notice to the Purchaser.
     4. Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section L shall not apply to, and shall terminate upon the earlier of (a) an Acquisition (as defined in the Warrants) and (b) March 6, 2011. The rights of first refusal established by this Section L may be amended, or any provision in this Section L waived, with the written consent of the Company and the holders of a majority of Units purchased in the Offering.
     5. Excluded Securities. The rights of first refusal established by this Section L shall have no application to any of the following Equity Securities:
          (a) Excluded Securities (as defined in Section K(2) above);
          (b) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section L were complied with, waived, or were inapplicable pursuant to any provision of this Section L(5) with respect to the initial sale or grant by the Company of such rights or agreements; and
          (c) Equity Securities issued by the Company in the Offering.
M. Miscellaneous.
     1. Settlement Conditions. Settlement will not occur until acceptance by the Company of the Subscription and the fulfillment, at or prior to Settlement, of the following closing conditions: (a) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct at the time of Settlement; (b) all proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company; (c) the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may request; and (d) the transactions contemplated by this Agreement shall have been approved by the Company’s Board of Directors.
     2. Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed:
i.	if to Company, to LifeVantage Corporation, Attn: Brad Amman, 1449 W. Littleton Blvd., Suite 200, Littleton, Colorado 80120, or

ii.	if to the Purchaser, at the address set forth on the signature page hereto or at such other address as may have been specified by written notice given in accordance with this paragraph.

iii.	Entire Agreement. This Agreement and Exhibits hereto embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.
     3. Modifications; Amendments; Waivers and Consents. Except as otherwise expressly provided, this Agreement, the Common Stock and the Warrant may be amended or modified, either prospectively or retrospectively and either in general or with respect to any particular matter, only upon the written consent of the Company and the holders of at least a majority of the Units, Common Stock or Warrant, as applicable. Any such amendment shall be binding on all parties whether or not such party consents to such amendment. Except as otherwise expressly provided, the obligations of the Company and the rights of the Purchaser under this Agreement, the Common Stock or Warrant may be waived, either prospectively or retrospectively and either in general or with respect to any particular matter, only with the written consent of the holders of at least a majority of the Units, Common Stock or Warrant, as applicable. Any such waiver shall be binding on all parties whether or not such party consents to such waiver.
     4. Governing Law. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Colorado, as such laws are applied by its courts to agreements entered into and to be performed in Colorado as if by and between residents of Colorado, and shall be binding upon the Purchaser, the Purchaser’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company its successors and assigns. The Purchaser and the Company further agree that venue for any such action shall lie exclusively with courts sitting in Denver, Colorado, unless the Purchaser and Company agrees to the contrary in writing. The Purchaser and the Company waive their right to jury trial in any action or proceeding arising out of or related to this Agreement. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     The Purchaser is purchasing the Units:

Purchaser Name:

Address (Please no P.O. Boxes1):

City:	State:	Zip:

Federal Income Tax I.D. No.

If Purchaser is an Entity:

Portfolio Manager or Analyst Name:

Portfolio Manager or Analyst Phone Number:

Portfolio Manager or Analyst Fax Number:

Portfolio Manager or Analyst E-mail Address:

Under penalties of perjury, the Purchaser certifies that:
          1. The number shown above is my correct Taxpayer Identification Number;
          2. The Purchaser has the authority to make the above representation as to the investing person or entity’s financial status;
          3. The Purchaser is not subject to backup withholding either because the Purchaser has not been notified by the Internal Revenue Service (IRS) that the Purchaser is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified the Purchaser that the Purchaser is no longer subject to backup withholding.
     IN WITNESS WHEREOF, the Purchaser has executed this Subscription Agreement as of this ___ day of ___, 2009.

(For Co-owners, if applicable)

Purchaser Signature	Purchaser Signature

Purchaser Title	Purchaser Title

Print Name	Print Name

[1]	Units will be delivered via Federal Express unless otherwise indicated.

Exhibit A
Manner of Payment
If payment is made by check, the check should be made out to Lifevantage Corporation and delivered to Lifevantage Corporation, Attention: Brad Amman, 1449 W. Littleton Blvd., Suite 200, Littleton, Colorado 80120.
If payment is made by wire transfer, the funds should be wired to the following account:
Account Name: LIFEVANTAGE CORPORATION
Account Number: 193362322
Bank Name: JP Morgan Chase Bank, N.A.
ABA Number: 021000021

Exhibit B
TRADE CONFIRMATION
The foregoing subscription for Units of the Company is hereby accepted.
Purchase Box
YOU HAVE PURCHASED:

Units of Lifevantage Corporation, at
$10,000 per Unit, of your original
subscription for ___Units.

Settlement Date: ___, 2009

Total Settlement Amount: $

Account Registration Information:	Delivery Instructions as set forth below:

(Name)	(Name)

(Account Reference, if applicable)	(Account Reference, if applicable)

(Address)

(Address, including Postal Code)	(Contact Name) (Telephone Number)
Lifevantage Corporation
By:
Name: David W. Brown
Title: Chief Executive Officer
Date: ___ ___, 2009

EXHIBIT C: FORM OF WARRANT

[June 30, 2009 Closing]
SUBSCRIPTION AGREEMENT

Lifevantage Corporation

To:	Lifevantage Corporation
Attn: Brad Amman
1449 W. Littleton Blvd.
Suite 200
Littleton, Colorado 80120

via facsimile transmission: (303) 797-9688
     This Subscription Agreement (the “Agreement”) is made between Lifevantage Corporation (the “Company”), and the undersigned prospective purchaser (the “Purchaser”) who is subscribing hereby for shares of Common Stock of the Company and a warrant to purchase shares of Common Stock of the Company (the “Subscription”). This Agreement is one of a series of similar agreements that the Company may be entering into with one or more additional Purchasers (collectively, the “Offering”). The Company currently anticipates the Offering to be up to $1,500,000 of shares of Common Stock of the Company issued and sold in the Offering. The Company may accept this Agreement at any time prior to                     , 2009 (“Closing Date”). The Company may, in its discretion, (i) extend the Closing Date, (ii) hold one or more Closing Dates with other Purchasers in connection with the Offering or (iii) increase or decrease the size of the Offering.
     In consideration of the Company’s agreement to sell the shares of Common Stock and warrant to the Purchaser upon the terms and conditions contained herein, the Purchaser agrees and represents as follows:
A. Terms of Subscription.
     1. Subject to the terms herein, the Purchaser hereby irrevocably subscribes for and agrees to purchase that number of shares of Common Stock of the Company, at a purchase price of $0.35 per share (the “Shares”), as set forth on the signature page hereto, which shall in no event be an amount less than $50,000 (the “Purchase Price”). The Purchaser agrees to make payment in the manner set forth on Exhibit A hereto or otherwise designated by the Company in the full amount of the Purchase Price.
     2. Subject to the terms herein, the Company agrees to issue to the Purchaser a warrant, in substantially the form attached hereto as Exhibit C (the “Warrant”), to purchase that number of shares of Common Stock of the Company equal to (a) the Purchase Price multiplied by 20% (b) divided by $0.35.
     3. Upon settlement of the Subscription, including receipt by the Company of the Purchase Price (“Settlement”), the portion of the Subscription accepted by the Company will be issued in the name of the Purchaser, and the Company, its agents or assigns will deliver to the Purchaser (i) a stock certificate representing the Shares and (ii) the Warrant.
     4. The Purchaser hereby agrees to be bound thereby upon the (i) execution and delivery to the Company of this Agreement and (ii) acceptance by the Company of the Subscription.

     4. The Purchaser agrees that the Company may, directly or through an agent, in its sole and absolute discretion and for any reason whatsoever, reduce the Purchaser’s Subscription to any amount, including zero, without any prior notice to or further consent by the Purchaser, and the Company may also, directly or through an agent, amend the Settlement date.
     5. Settlement shall occur once the Subscription has been accepted by the Company and the conditions thereto set forth in this Agreement have occurred. The Company retains the right to reject the Subscription in whole or in part or to terminate this Agreement at any time and for any reason prior to Settlement.
B. Purchaser’s Representations. In connection with the Purchaser’s purchase of the Shares and the Warrant, the Purchaser makes the following representations and warranties on which the Company and the Company’s legal counsel are entitled to rely:
     1. The Subscription and subsequent private placement is being conducted pursuant to one or more exemptions from the securities registration requirements provided by the rules promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). To qualify for the Subscription and subsequent private placement the Purchaser must be an Accredited Investor. The Purchaser hereby represents that the Purchaser is an Accredited Investor as such term is defined in Regulation D under the Securities Act, for the following reason(s) (Please initial one or more):
☐ (i) If an individual, the Purchaser has a net worth, either individually or upon a joint basis with the Purchaser’s spouse, of at least $1,000,000 (within the meaning of such terms as used in the definition of “accredited investor” contained in Rule 501 under the Securities Act).
☐ (ii) If an individual, the Purchaser has had an individual income in excess of $200,000 for each of the two most recent years, or a joint income with the Purchaser’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.
☐ (iii) The Purchaser is an irrevocable trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.
☐ (iv) The Purchaser is a corporation, business trust or limited liability company, not formed for the purpose of acquiring an Interest, or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, in each case with total assets in excess of $5,000,000.
☐ (v) The Purchaser is a director or executive officer of the Company.
☐ (vi) The Purchaser cannot make any of the representations set forth in clauses (i) through (v) above.
     2. The Purchaser has such knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Shares and the Warrant and to make an informed decision relating thereto. The Purchaser has the financial capability to make and protect itself from the investment and can afford a complete loss of the investment. The investment is a suitable one for the Purchaser.
     3. The Purchaser acknowledges that it is not purchasing the Shares or the Warrant as a result of any General Solicitation or General Advertising (as such terms are used and defined in Rule 502(c) of Regulation D under the Securities Act) and the Purchaser is acquiring the Shares and the Warrant for the Purchaser’s own account, for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof, nor with an intention of distributing or selling the Shares or the Warrant and further still, the Purchaser understands that the Shares and the Warrant have not been registered under the Securities Act or the securities laws of any state.

2

     4. The Purchaser represents and warrants that if required by applicable securities legislation, regulatory policy or order by any securities commission, stock exchange or other regulatory authority, it will execute, deliver, file and otherwise assist the Company in filing reports, questionnaires, undertakings, and other documents with respect to the issuance of the Shares and the Warrant.
     5. The Purchaser understands that the Company has not made any assurances that any market will exist for the Shares or the Warrant or the shares of the Common Stock underlying the Warrant (collectively, the “Securities”) and that, even if any market exists now or in the future, the Purchaser may not readily be able to sell the Securities on said market.
     6. The Purchaser represents and warrants that it is entitled to subscribe for the Shares and the Warrant under the laws of all relevant jurisdictions which apply to it, and that it has not taken any action or omitted to take any action which will or may result in the Company or any of its respective directors, officers, agents, employees or advisers acting in breach of the legal and regulatory requirements of any jurisdiction in connection with the placement or acceptance of the Shares and the Warrant.
     7. The Purchaser represents and warrants that it is resident in the state or country (if outside the United States) set forth below and is receiving the Shares and the Warrant in that state or country (outside the United States).
     8. The Purchaser represents that the amounts to be invested by it in the Shares and the Warrant were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Purchaser’s identity to OFAC.
     9. The Purchaser acknowledges that the representations and warranties contained in this Agreement are made by it, and each person for which the Purchaser is acting, with the intent that they may be relied upon by the Company and its agents in determining its eligibility to purchase the Shares and the Warrant.
     10. The Purchaser represents and warrants that it is authorized by each person for which it is acting, if any, (i) to acquire the Shares and the Warrant under the terms and conditions described herein and (ii) to execute and deliver this Agreement on behalf of each such person.
     11. The Purchaser is aware that this investment may not be readily liquidated in case of a financial emergency and that the Shares and the Warrant being purchased may have to be held for an indefinite period of time. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Shares and the Warrant will not cause such commitment to become excessive. In view of such facts, the Purchaser has adequate means of providing for any current needs, anticipated future needs and possible contingencies and emergencies and has no need for liquidity in the investment in the Shares and the Warrant. The Purchaser is able to bear the economic risk of this investment, including a complete loss of its investment or the possibility that there may never be any liquidity in this investment.
     12. The Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this transaction, and the finances,

3

operations, business and prospects of the Company. The Purchaser has also had the opportunity to ask questions and obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, the Purchaser has independently evaluated the risks of purchasing the Shares and the Warrant, and the Purchaser has received information with respect to all matters which the Purchaser considers material to the Purchaser’s decision to make this investment.
     13. The Purchaser hereby represents that the Purchaser has been furnished by the Company during the course of this transaction with all information regarding the Company which the Purchaser has reasonably requested or desired to know and has received any such information which the Purchaser has requested. In making the decision to invest in the Shares and the Warrant, the Purchaser has relied solely upon the information contained in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). To the extent necessary, the Purchaser has retained, at its own expense, and relied upon the advice of appropriate professionals regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Shares and the Warrant hereunder.
     14. The Purchaser has carefully considered the potential risks relating to the Company and a purchase of the Shares and the Warrant, including but not limited to, those risks identified in the Company’s annual report on Form 10-KSB for the year ended June 30, 2008 (the “Annual Report”), and has received all of the information the Purchaser deems necessary to assess the risks inherent in an investment in the Shares and the Warrant. The Purchaser is aware that no public market exists for the Securities and that the Securities may not be sold without compliance with applicable federal and state securities laws. The Purchaser understands that the Company has made no assurances that a public market will ever exist for the Securities and that, even if a public market exists in the future, the Purchaser may not readily be able to sell the Securities. The Purchaser has considered each of these risks regarding an investment in the Company and the Shares and the Warrant, and has carefully reviewed the description of certain risk factors described in the Annual Report. The Purchaser understands that the risks described in the Annual Report are not a complete list of risks involved in an investment in the Company. This is a speculative investment. Many of the factors which may affect the Company are subject to change or are not within the control of the Company, and the extent to which such factors could adversely affect the value of the Securities is not currently ascertainable.
     15. The Purchaser represents and warrants that the foregoing representations and warranties are true at the time of Settlement with the same force and effect as if they had been made by it at the time of Settlement and that they shall survive the purchase of the Shares and the Warrant and shall continue in full force and effect notwithstanding any subsequent disposition of the Securities.
C. Forward Looking Statements. This Agreement and the information in the Company’s periodic reports filed with the SEC contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. The Purchaser acknowledges that all forward-looking statements are the Company’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Purchaser further acknowledges that by making these forward-looking statements, the Company is not intending to become obligated to update or revise any forward-looking statements whether as a result of new information, future events or other changes and that the Purchaser has not placed undue reliance on any forward-looking statements, which speak only as of the date of the report or document containing the statements.
D. Restrictions on Transfer.

4

     i. The Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until:
          (a) there is then in effect a registration statement under the Securities Act or other applicable law covering such proposed disposition and such disposition is made in accordance with such registration statement; or
          (b) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) the Purchaser shall have notified the Company of the proposed disposition, shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. Notwithstanding the foregoing, the Company will not require any transferee of the Securities to be bound by the terms of the Agreement if such transfer was made by the Purchaser in compliance with the terms of Rule 144.
     ii. Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by the Purchaser that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Purchaser, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to such individual’s family member or trust for the benefit of such individual; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were the Purchaser hereunder.
     (iii) The Purchaser understands that until the Securities have been registered under the Securities Act and applicable state securities laws the following legend is applicable and each certificate representing such Securities shall bear a legend substantially similar to the following:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, HAVE BEEN ACQUIRED FOR INVESTMENT, AND DATE NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE LAW IS IN EFFECT WITH REGARD THERETO OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
E. No Regulatory Approval of Merits. The Purchaser understands that neither the SEC nor the commissioner or any department of securities or attorney general of any state has passed upon the merits or qualifications of, nor recommended nor approved, the Securities. Any representation to the contrary is a criminal offense.
F. Independent Advice. The Purchaser understands that the Purchaser is urged to seek independent advice from professional advisors relating to the suitability for the Purchaser of an investment in the Company in view of the Purchaser’s overall financial needs and with respect to the legal and tax implications of such an investment.
G. Indemnification.

5

     1. The Purchaser understands the meaning and legal consequences of this Agreement and agrees to indemnify and hold harmless the Company and each director and officer thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Purchaser contained in this Agreement. Specifically, legal fees, interest regarding any trades that have not settled and all other reasonable expenses will be available to the Company in the event this Agreement is breached in any manner whatsoever.
     2. If for any reason the foregoing indemnification is unavailable to the Company and each director and officer thereof or it is insufficient to hold the Company and each director and officer thereof harmless, then the Purchaser shall contribute to the amount paid or payable by the Company and each director and officer thereof as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Purchaser on the one hand and the Company and each director and officer thereof on the other hand but also the relative fault of the Purchaser and the Company and each director and officer thereof, as well as any relevant equitable considerations provided that the Purchaser shall in any event contribute to the amount paid or payable by the Company and each director and officer thereof as a result of such expense, loss, claim, damage or liability.
H. Authority and Noncontravention. The execution and performance hereof violates no order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which the Purchaser is bound. If an organization, (i) the Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it has been formed; (ii) the Purchaser has the right and power under its organizational instruments to execute, deliver and perform its obligations hereunder; and (iii) this Agreement has been duly authorized by all necessary action on the part of all officers, directors, partners, stockholders and trustees and will not violate any agreement to which the Purchaser is a party; and (iv) the individual executing and delivering this Agreement has the requisite right, power, capacity and authority to do so on behalf of the organization. The Purchaser has not been organized for the purpose of subscribing for the Shares and the Warrant.
I. Duration and Restrictions on Trading. The Purchaser understands that the Purchaser may not cancel, terminate or revoke this Agreement or any agreement made by the Purchaser hereunder and that this Agreement shall survive the Purchaser’s death or disability and shall be binding upon the Purchaser’s heirs, executors, administrators, successors and assigns. The Purchaser and its affiliates thereof will not trade in the Company’s Common Stock until the earlier of (i) the announcement of the closing of the transactions contemplated hereby or (ii) the termination of the offering by the Company.
J. Representations By The Company.
     The Company hereby represents and warrants to the Purchaser that:
     1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Colorado and has full corporate power and lawful authority to conduct its business as it is currently being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the properties owned, leased or operated by it, makes such qualification or licensing necessary and where the failure to be so qualified or licensed would have a material adverse effect upon the business or financial condition of the Company.
     2. Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Warrant and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding

6

obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Shares and the Warrant have been duly and validly authorized and, upon the issuance and delivery thereof and payment therefor as contemplated by this Agreement, will be free and clear of liens, duly and validly authorized and issued, fully paid and nonassessable. The issuance and sale of the Shares and the Warrant contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person that have not been properly waived or complied with.
     3. No Conflict; Governmental Consents.
          (a) The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby and the offer and sale of the Shares and the Warrant will not, to the knowledge of the Company, result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Articles of Incorporation and bylaws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject where such default would have a material adverse effect upon the business, prospects or financial condition of the Company, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.
          (b) No consent, waiver, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issuance and sale of the Shares and the Warrant, except such filings as may be required to be made, and which shall have been made at or prior to the required time, with any state or foreign blue sky or securities regulatory authority.
K. Miscellaneous.
     1. Settlement Conditions. Settlement will not occur until acceptance by the Company of the Subscription and the fulfillment, at or prior to Settlement, of the following closing conditions: (a) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct at the time of Settlement; (b) all proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company; (c) the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may request; and (d) the transactions contemplated by this Agreement shall have been approved by the Company’s Board of Directors.
     2. Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed:
i.	if to Company, to LifeVantage Corporation, Attn: Brad Amman, 1449 W. Littleton Blvd., Suite 200, Littleton, Colorado 80120, or

ii.	if to the Purchaser, at the address set forth on the signature page hereto or at such other address as may have been specified by written notice given in accordance with this paragraph.
     3. Entire Agreement. This Agreement and Exhibits hereto embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement,

7

representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.
     4. Modifications; Amendments; Waivers and Consents. Except as otherwise expressly provided, this Agreement and the Warrant may be amended or modified, either prospectively or retrospectively and either in general or with respect to any particular matter, only upon the written consent of the Company and the holders of at least a majority of the Shares or the Warrants, as applicable, issued in the Offering. Any such amendment shall be binding on all parties participating in the Offering whether or not such party consents to such amendment. Except as otherwise expressly provided, the obligations of the Company and the rights of the Purchaser under this Agreement or the Warrant may be waived, either prospectively or retrospectively and either in general or with respect to any particular matter, only with the written consent of the holders of at least a majority of the Shares or the Warrant, as applicable, issued in the Offering. Any such waiver shall be binding on all parties whether or not such party consents to such waiver.
     5. Governing Law. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Colorado, as such laws are applied by its courts to agreements entered into and to be performed in Colorado as if by and between residents of Colorado, and shall be binding upon the Purchaser, the Purchaser’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company its successors and assigns. The Purchaser and the Company further agree that venue for any such action shall lie exclusively with courts sitting in Denver, Colorado, unless the Purchaser and Company agrees to the contrary in writing. The Purchaser and the Company waive their right to jury trial in any action or proceeding arising out of or related to this Agreement. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

8

Purchaser:

Purchaser Name:

Address (Please no P.O. Boxes1):

City:	State:	Zip:

Federal Income Tax I.D. No.

If Purchaser is an Entity:

Portfolio Manager or Analyst Name:

Portfolio Manager or Analyst Phone Number:

Portfolio Manager or Analyst Fax Number:

Portfolio Manager or Analyst E-mail Address:

Investment Amount:	$

Under penalties of perjury, the Purchaser certifies that:
          1. The number shown above is my correct Taxpayer Identification Number;
          2. The Purchaser has the authority to make the above representation as to the investing person or entity’s financial status;
          3. The Purchaser is not subject to backup withholding either because the Purchaser has not been notified by the Internal Revenue Service (IRS) that the Purchaser is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified the Purchaser that the Purchaser is no longer subject to backup withholding.
     IN WITNESS WHEREOF, the Purchaser has executed this Subscription Agreement as of this        day of       , 2009.

(For Co-owners, if applicable)

Purchaser Signature	Purchaser Signature

Purchaser Title	Purchaser Title

Print Name	Print Name

1.	The Shares and the Warrant will be delivered via Federal Express unless otherwise indicated.

9

Exhibit A
Manner of Payment
If payment is made by check, the check should be made out to Lifevantage Corporation and delivered to Lifevantage Corporation, Attention: Brad Amman, 1449 W. Littleton Blvd., Suite 200, Littleton, Colorado 80120.
If payment is made by wire transfer, the funds should be wired to the following account:
Account Name: LIFEVANTAGE CORPORATION
Account Number: 193362322
Bank Name: JP Morgan Chase Bank, N.A.
ABA Number: 021000021

10

Exhibit B
Trade Confirmation
The Subscription is hereby accepted by the Company.
Purchase Box
YOU HAVE PURCHASED:
                                         shares of Common Stock
of Lifevantage Corporation
Total Settlement Amount:
$

Account Registration Information:	Delivery Instructions as set forth below:

(Name)	(Name)

(Account Reference, if applicable)	(Account Reference, if applicable)

(Address)

(Address, including Postal Code)	(Contact Name) (Telephone Number)
Lifevantage Corporation
By:
Name: David W. Brown
Title: Chief Executive Officer
Date:                                       , 2009

11

Exhibit C
Form of Warrant

12

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
LIFEVANTAGE CORPORATION
FORM OF WARRANT TO PURCHASE COMMON STOCK

No. CW-[ ]	, 2009
Void After                     , 2012
     This Certifies That, for value received,                     , with its principal office at                     , or assigns (the “Holder” or “Purchaser”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Lifevantage Corporation, a Colorado corporation, with its principal office at 11545 W. Bernardo Court, Suite 301, San Diego, California 92127 (the “Company”), [                    ] shares of Common Stock of the Company (the “Common Stock”), as provided herein.
          This Warrant is one of a series of similar warrants dated on or about                      ___, 2009 (collectively, the “Warrants”) referred to in, and is executed and delivered in connection with, those certain Subscription Agreements, dated on or about _________ ___, 2009 and executed by the Company and the Holder, among others (as the same may from time to time be amended, modified or supplemented or restated, the “Subscription Agreements”). Additional rights and obligations of the Holder and the Company are set forth in the Subscription Agreement.
     1. Definitions. As used herein, the following terms shall have the following respective meanings:
          “Equity Conditions” means the following:
a.	The Company shall have exercised to Common Stock all Warrants from Holders thereof who have properly requested such exercise;

b.	The Common Stock is listed for trading on the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, the NASDAQ Small Cap Market or the OTC Bulletin Board; and

c.	The Company shall have a sufficient number of authorized but unissued and otherwise unreserved Common Stock to satisfy all potential exercises of Warrants to Common Stock.
          “Exercise Period” shall mean the time period commencing with the date of this Warrant and ending three years later.
          “Exercise Price” shall mean $0.50 per share, subject to adjustment pursuant to Section 5 below.
          “Exercise Shares” shall mean the shares of the Company’s Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

          “Market Price” shall mean (i) the last reported closing sale price for the Common Stock as officially reported by the OTC Bulletin Board, if the Common Stock is then traded on the OTC Bulletin Board; or (ii) the last reported closing sale price on the Nasdaq SmallCap or National Market or a national securities exchange, if the Common Stock is then traded on the Nasdaq SmallCap or National Market or a national securities exchange, in each case as officially reported by the Nasdaq SmallCap or National Market or such national securities exchange; or (iii) if the Common Stock is not then traded on the OTC Bulletin Board, the Nasdaq SmallCap Market, the Nasdaq National Market or a national securities exchange, but is then traded in the over-the-counter market, then the average of the last reported bid and asked prices of the Common Stock reported by the National Quotation Bureau, Inc. or similar bureau if the National Quotation Bureau, Inc. is no longer reporting such information.
          “Trading Day” means a day on which the Common Stock is traded on a Trading Market.
          “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market.
     2. Exercise of Warrant. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):
          (a) an executed notice of exercise in the form attached hereto (a “Notice of Exercise”);
          (b) payment of the Exercise Price in cash or by check; and
          (c) this Warrant.
     Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the exercise rights represented by this Warrant shall have been so exercised. The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates.
     3. Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:
X = Y (A-B)
     A
     Where X = the number of shares of Common Stock to be issued to the Holder

2

Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the Market Price on the Trading Day immediately preceding the date of such election

B =	Exercise Price (as adjusted to the date of such calculation)
     4. Covenants of the Company. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.
     5. Representations, Warranties and Covenants of Holder.
     5.1. Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof, other than potential transfers between affiliates (including affiliated funds). The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.
     5.2. Securities Are Not Registered.
          (a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention, other than potential transfers between affiliates (including affiliated funds).
          (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.
          (c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

3

     5.3. Disposition of Warrant and Exercise Shares.
          (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:
               (i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or
               (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement.
               (iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement briefly describing the circumstances surrounding the proposed disposition, together with a written opinion of such holders counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect); provided, however, that such statement will not be required if the disposition is permitted under Rule 144 of the Securities Act.
          (b) Notwithstanding the provisions of paragraph (a) above, the Holder may assign this Warrant and the Exercise Shares to (i) any partner of the Holder if Holder is a partnership, (ii) any member of the Holder if Holder is a limited liability company, (iii) any affiliate, including affiliated funds or (iv) any family member or trust for the benefit of the Holder if the Holder is an individual; provided that the Company is given written notice thereof.
          (c) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
     6. Adjustment of Exercise Price; Effect of Organic Changes
     6.1. Adjustment of Exercise Price. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. This adjustment is intended to adjust for the pure anti-dilution effects of the shares issued. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.
     6.2. Acquisition. Holder agrees that, in the event of an Acquisition, either (a) Holder shall exercise its purchase right under this Warrant prior to the consummation of such Acquisition and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of an Acquisition, which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition, and shall

4

provide the Holder with such reasonable information as the Holder may request in connection with such contemplated Acquisition. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.
     7. Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.
     8. Redemption. The Company may redeem this Warrant at its option at a redemption price of $0.01 per Exercise Share, at any time during the term of this Warrant, provided that: (i) the Equity Conditions have been met, (ii) the Market Price shall have equaled or exceeded 200% of the Exercise Price for any 20 consecutive Trading Days ending not later than the third day prior to the date on which the Notice of Redemption, as defined below, is given (the “Calculation Period”); and (iii) the average trading volume shall have exceeded 100,000 shares of Common Stock per day during the Calculation Period. Notice of redemption (the “Notice of Redemption” ) shall be given in writing by the Company not later than the 15th day before the date fixed for redemption. On and after the date fixed for redemption, the Holder shall have no rights with respect to the Warrants except to receive the $0.01 per Exercise Share upon surrender of this Warrant. After Notice of Redemption is received by the Holder, but prior to the date fixed for redemption, the Holder may still exercise this Warrant.
     9. No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.
     10. Transfer of Warrant. Subject to applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.
     11. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
     12. Notices, etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, facsimile or electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at the address listed on the first page of this Warrant or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.
     13. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

5

     14. Amendment and Waiver. Any term of this Warrant may be amended or waived with the written consent of the Company and holders of Warrants representing at least a majority of the shares of Common Stock for which the Warrants are exercisable; provided, however, that any amendment or waiver that treats the Holder of a Warrant in a materially unequal fashion as compared to all Holders of the Warrant will require the consent of the Holder receiving such unequal treatment.
     15. Governing Law. This Warrant shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado.
[Remainder of Page Intentionally Left Blank]

6

     In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of                      ___, 2009.

Lifevantage Corporation
By:
	Name:	Brad Amman
	Title:	Chief Financial Officer

7

NOTICE OF EXERCISE
TO: Lifevantage Corporation
     (1) ☐ The undersigned hereby elects to purchase                      shares of the Common Stock of LifeVantage Corporation (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
           ☐ (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
     (3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

1

ASSIGNMENT FORM
(To assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to purchase shares.)
     For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)
Dated:

Holder’s Signature:
Holder’sAddress:
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.